Exhibit 4.1

FORM OF SUBSCRIPTION CERTIFICATE

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN

THE COMPANY'S PROSPECTUS DATED, [July 2009] (THE

"PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.

COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM

INTERWEST TRANSFER COMPANY AS THE SUBSCRIPTION AGENT.

STOCKHOLDER NAME AND ADDRESS:

CERTIFICATE NO.: _______

CERTIFICATE FOR _______RIGHTS

Empire Energy Corporation International

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SUBSCRIPTION CERTIFICATE

EVIDENCING __________TRANSFERABLE SUBSCRIPTION RIGHTS TO PURCHASE

A COMPARABLE NUMBER OF SHARES OF THE CLASS A COMMON STOCK OF EMPIRE ENERGY CORPORATION INTERNATIONAL.

SUBSCRIPTION PRICE: $0.07 PER SHARE

VOID IF NOT EXERCISED BEFORE THE EXPIRATION DATE

(AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed herein is the owner of the number of Subscription Rights set forth above, each of which entitles the owner to subscribe for and purchase one share of the Class A Common Stock, no par value (the "Common Stock"), of Empire Energy Corporation International., a Nevada corporation (the "Company"), on the terms and subject to the conditions set forth in the Company's Prospectus dated [July 2009]  and instructions relating thereto on the reverse side hereof. The Subscription Rights represented by this Subscription Certificate may be exercised by duly completing Section 1 on the reverse side hereof. Special issuance or delivery instructions may be specified by completing Section 2 on the reverse side hereof.

SUCH SUBSCRIPTION RIGHTS MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED.

Dated [July__, 2009]

Malcolm Bendall

Chief Executive Officer

Secretary

Countersigned By:

Interwest Transfer Company

____________________________

SECTION 1 - EXERCISE AND BASIC SUBSCRIPTION

BASIC SUBSCRIPTION

The undersigned irrevocably exercises Subscription Rights to subscribe for shares of the Company's Common Stock, as indicated below, on the terms and subject to the conditions specified in the Company's Prospectus dated July 2009, relating to the offering of such Subscription Rights, receipt of which is hereby acknowledged.

(a)

Number of shares of the Company's Common Stock subscribed for pursuant to the Basic Subscription Privilege: ______________________

(b)

Do you want to participate in the over allotment option to acquire additional shares underlying rights not exercised by others?        . Yes       . No

YOU MAY NOT EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE UNLESS YOUR BASIC SUBSCRIPTION PRIVILEGE HAS BEEN EXERCISED IN FULL.

(c)

Total Subscription Price (total number of shares subscribed for pursuant to the Basic Subscription Privilege multiplied by the Subscription Price of $ $0.07per share): $___________________.

METHOD OF PAYMENT (CHECK ONE)

     .

Uncertified personal check, payable to Interwest Transfer Company., as Subscription Agent for Empire Energy Corporation International Please note that funds paid by uncertified personal check may take at least five business days to clear.  Accordingly, subscription rights holders who wish to pay the purchase price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by the expiration date, and are urged to consider payment by means of a certified or bank check, money order or wire transfer of immediately available funds.

     .

Certified check or bank check drawn on a U.S. bank or money order, payable to Interwest Transfer Company., as Subscription Agent for Empire Energy Corporation International.

     .

Wire transfer directed to the account maintained by Interwest Transfer Company. at:

Account Name:

Interwest Transfer Company escrow Account

[bank information to be inserted]

If the amount enclosed or transmitted is not sufficient to pay the purchase price for all shares of Common Stock that are stated to be subscribed for, or if the number of shares of Common Stock being subscribed for is not specified, the number of shares of Common Stock subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount.  If the amount enclosed or transmitted exceeds the purchase price for all shares of Common Stock that the undersigned has the right to subscribe for under the Basic Subscription Privilege (such excess amount, the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

DELIVERY INSTRUCTIONS

Upon completion of this Subscription, please deliver it along with payment to:

If by Mail:

InterWest Transfer Company

P.O. Box 17136

Salt Lake City, UT [84117]

If by Overnight Delivery:

InterWest Transfer Company

1981 East Murray Holladay Road

Suite 100

Salt Lake City, UT 84117

Acknowledgement of Solicitation by Broker-Dealer

The Company has agreed with certain Broker-Dealers that they will receive a 5% commission for assisting the Company by soliciting the exercise of the Rights.  Please complete the following:

(a)

Did a Broker-Dealer contact you and assist you with the exercise of your rights?       . Yes          . No

(b)

If yes, what is the name of the Broker-Dealer?

SECTION 2 - SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS:

To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder or is to be sent to an address other than that shown above.  (See the Instructions included with this Rights Certificate.)  Do not forget to complete the guarantee of signature(s) section below.

Please issue the certificate representing the Common Stock in the following name and/or deliver to the following address:

Name:	Soc. Sec. #/Tax ID #:

Address:

ACKNOWLEDGMENT -- THE SUBSCRIPTION ORDER FORM

IS NOT VALID UNLESS YOU SIGN BELOW

I/We acknowledge receipt of the Prospectus and understand that after delivery of this Subscription Certificate to the Company's Subscription Agent, I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If the Special Issuance or Delivery Instructions for Subscription Rights Holders are completed, I/we certify that although the certificate representing the Common Stock is to be issued in a name other than the registered holder, beneficial ownership of the Common Stock will not change.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.

Subscriber's Signature(s):	Date:
Date:

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).  (See the Instructions included with this Rights Certificate.) Name:

Capacity:
Address:	Phone:
Soc. Sec. # or Tax ID #:

GUARANTEE OF SIGNATURE(S)

All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. (See the Instructions.)

Signature Guaranteed by: _________________________________________________

Eligible Institution

SECTION 3 – OVER ALLOTMENT SUBSCRIPTION FORM

If you check the box in Section 1 (b) to participate in the over allotment option to acquire additional Common Stock not acquired by other rights holders in the basic subscription, You will receive notice from our Subscription Agent of the number of shares available and determination date meant a the Oversubscription Period.  To subscribe to this all, you must execute and return in this form and your payment to the Subscription Agent before the Over Allotment Period Termination Date

OVER SUBSCRIPTION

The undersigned irrevocably exercises Over Subscription Rights to subscribe for shares of the Company's Common Stock, as indicated below, on the terms and subject to the conditions specified in the Company's Prospectus dated July 2009, relating to the offering of such Subscription Rights, receipt of which is hereby acknowledged.

(a)

Number of shares of the Company's Common Stock subscribed for pursuant to the Over Subscription Privilege: ______________________

(b)

Total Subscription Price (total number of shares subscribed for pursuant to the Over Allotment Subscription Privilege multiplied by the Subscription Price of $ $0.07per share): $___________________.

METHOD OF PAYMENT (CHECK ONE)

     .

Uncertified personal check, payable to Interwest Transfer Company., as Subscription Agent for Empire Energy Corporation International Please note that funds paid by uncertified personal check may take at least five business days to clear.  Accordingly, subscription rights holders who wish to pay the purchase price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by the expiration date, and are urged to consider payment by means of a certified or bank check, money order or wire transfer of immediately available funds.

     .

Certified check or bank check drawn on a U.S. bank or money order, payable to Interwest Transfer Company., as Subscription Agent for Empire Energy Corporation International.

     .

Wire transfer directed to the account maintained by Interwest Transfer Company. at:

Account Name:

Interwest Transfer Company escrow Account

[bank information to be inserted]

If the amount enclosed or transmitted is not sufficient to pay the purchase price for all shares of Common Stock that are stated to be subscribed for, or if the number of shares of Common Stock being subscribed for is not specified, the number of shares of Common Stock subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount.  If the amount enclosed or transmitted exceeds the purchase price for all shares of Common Stock that the undersigned has the right to subscribe for under the Over Allotment Subscription Privilege (such excess amount, the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

DELIVERY INSTRUCTIONS

Upon completion of this Subscription, please deliver it along with payment to:

If by Mail:

Interwest Transfer Company

P.O. Box 17136

Salt Lake City, UT [84117]

If by Overnight Delivery:

Interwest Transfer Company

1981 East Murray Holladay Road

Suite 100

Salt Lake City, UT 84117

Acknowledgement of Solicitation by Broker-Dealer

The Company has agreed with certain Broker-Dealers that they will receive a 5% commission for assisting the Company by soliciting the exercise of the Rights.  Please complete the following:

(a)

Did a Broker-Dealer contact you and assist you with the exercise of your rights?       . Yes          . No

(b)

If yes, what is the name of the Broker-Dealer?

SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS:

To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder or is to be sent to an address other than that shown above.  (See the Instructions included with this Rights Certificate.)  Do not forget to complete the guarantee of signature(s) section below.

Please issue the certificate representing the Common Stock in the following name and/or deliver to the following address:

Name:	Soc. Sec. #/Tax ID #:

Address:

ACKNOWLEDGMENT -- THE SUBSCRIPTION ORDER FORM

IS NOT VALID UNLESS YOU SIGN BELOW

I/We acknowledge receipt of the Prospectus and understand that after delivery of this Subscription Certificate to the Company's Subscription Agent, I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If the Special Issuance or Delivery Instructions for Subscription Rights Holders are completed, I/we certify that although the certificate representing the Common Stock is to be issued in a name other than the registered holder, beneficial ownership of the Common Stock will not change.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.

Subscriber's Signature(s):	Date:
Date:

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).  (See the Instructions included with this Rights Certificate.) Name:

Capacity:
Address:	Phone:
Soc. Sec. # or Tax ID #:

GUARANTEE OF SIGNATURE(S)

All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. (See the Instructions.)

Signature Guaranteed by: _________________________________________________

Eligible Institution

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